Exhibit 10.16

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED MUTUAL LICENSE AND RESELLER AGREEMENT

This Amended and Restated Mutual License and Reseller Agreement (this “Agreement”), effective as of June 26, 2015 (the “Effective Date”), is by and between Allscripts Healthcare, LLC, a North Carolina limited liability company, for itself and its Affiliates (“Allscripts”), and Nant Health, LLC, a Delaware limited liability company (“NantHealth”). Allscripts and NantHealth are sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain Mutual License and Reseller Agreement on May 7, 2015 (the “Original Agreement”), pursuant to which the Parties obtained the right to market, sublicense, and make available each other’s products and services to certain customers on the terms and conditions set forth in the Original Agreement;

WHEREAS, the Parties desire to amend and restate the Original Agreement in the form of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein contained, the Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the meanings ascribed thereto in this Section 1:

“Affiliate” means, with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Allscripts Competing Provider” means a Person or Persons identified on a Product Schedule for an Allscripts Product that has developed and offers a product that competes with the applicable Allscripts Product identified on such Product Schedule.

“Allscripts Customer Agreement” means a valid written agreement between Allscripts and a person or entity under which Allscripts provides such person or entity with a license or access to the NantHealth Products or NantHealth Services in accordance with this Agreement.

“Allscripts Product Data” means [***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Allscripts Products” means the Allscripts products identified in one or more Product Schedules hereto, including any Updates made generally available by Allscripts, whether as Installed Products or SaaS Products.

“Allscripts Prospect” means a prospective Allscripts Sublicensed Customer.

“Allscripts Services” means (a) Support Services and hosting services related to the Allscripts Products provided by Allscripts under this Agreement; and (b) professional services provided by or on behalf of Allscripts related to the Allscripts Products.

“Allscripts Sublicensed Customer” means a person or entity who has executed an Allscripts Customer Agreement with Allscripts.

“Allscripts Sublicensed Customer EULA” means the license agreement that shall be accepted and agreed to by each Allscripts Sublicensed Customer who will have access to NantHealth Products or NantHealth Services, a copy of which shall be attached as an annex to the applicable Product Schedule and which may be updated from time to time by NantHealth for new Customer Agreements upon reasonable notice to and approval of Allscripts, which approval shall not be unreasonably withheld.

“Audited Party” is defined in Section 14 hereof.

“Auditing Party” is defined in Section 14 hereof.

“Capsule” is defined in Section 2.11 hereof.

“Change of Control” means any of the following: (a) any merger, reorganization, share exchange, consolidation, or other business combination involving a Party and its subsidiaries, other than (i) any acquisition or other similar transaction in which a Party acquires the assets or the securities of another Person and such Party does not issue capital stock of the Party representing more than fifty percent (50%) of the issued and outstanding shares of any class of capital stock of such Party, or (ii) any merger or similar transaction effected solely to change the domicile of a Party or any of its subsidiaries; (b) any acquisition by any Person as a result of which such Person (or any group of which such Person is a member) becomes a beneficial owner of more than fifty percent (50%) of the issued and outstanding shares of any class of capital stock of a Party in any single transaction or a series of related transactions; (c) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all or substantially all of the assets of a Party and its subsidiaries in any single transaction or a series of related transactions; or (d) any exclusive license of all or substantially all of the intellectual property of a Party and its subsidiaries, in any single transaction or a series of related transactions. For purposes of this definition, the term “beneficial owner” has the meaning ascribed to such term in Rules 13d-3 and 13d-5 under the U.S. Securities Exchange Act of 1934, as amended, and the term “group” means two (2) or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Claim” means any claim, action, suit, or proceeding.

“Competing Provider” means any NantHealth Competing Provider or any Allscripts Competing Provider, as the case may be.

“Confidential Information” means non-public information of a Disclosing Party or its Affiliates, including (a) any trade secrets and any information relating to the Disclosing Party’s current and planned products and services, technology, source code, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts, and marketing; (b) any information disclosed in writing that is clearly marked “confidential” or with a similar proprietary notice at the time of disclosure; (c) any information disclosed verbally that is identified as “confidential” or similarly at the time of disclosure, or which, by its nature, a reasonable person would consider confidential; (d) the terms and conditions of this Agreement; (e) Data, including Data and PHI relating to Allscripts and NantHealth customers; and (f) the Disclosing Party’s or its Affiliates’ Products, including associated Documentation, and information provided by the Disclosing Party or its designees as part of the Disclosing Party’s performance of its respective Services.

“Controlled Technology” means any software, documentation, technology, or other technical data, or any products that include or use any of the foregoing, of which the export, re-export, or release to certain jurisdictions or countries is prohibited or requires an export license or other governmental approval under any Law, including the U.S. Export Administration Act and its associated regulations.

“Customer Agreement” means an Allscripts Customer Agreement or a NantHealth Customer Agreement, as the case may be.

“Data” means any data, information, and other content (regardless of whether de-identified) of any type and in any format, medium, or form, whether audio, visual, digital, screen, GUI, or other, that is input, submitted, uploaded to, placed into or collected, stored, processed, generated, or output by any device, system, or network by or on behalf of a Party (or any of its licensors or Affiliates) or any Sublicensed Customer, Managed Services Customer or otherwise relating to a Party (or any of its licensors or Affiliates) or a Sublicensed Customer or Managed Services Customer and arising out of or relating to this Agreement, including any and all data, analyses, and other information and materials resulting from any use of a Party’s Products or Services under this Agreement.

“Documentation” means all user manuals, operating manuals, technical manuals, and any other instructions, specifications, documents, or materials, in any form or media, that describe the functionality, installation, testing, operation, use, maintenance, support, technical, or other components, features, or requirements of any of either Party’s Products or Services, together with all revisions to such documentation delivered by or on behalf of a Party and as updated from time to time by a Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Eligible Allscripts Prospect” means an Allscripts Prospect who is registered and qualified through the registration and approval process described in Section 2.5 hereof.

“Eligible NantHealth Prospect” means a NantHealth Prospect who is registered and qualified through the registration and approval process described in Section 2.5 hereof.

“Eligible Prospect” means an Eligible Allscripts Prospect or an Eligible NantHealth Prospect, as the case may be.

“Error” means any failure of any of a Party’s Products to substantially conform to the Documentation.

“EULA” means an Allscripts Sublicensed Customer EULA or a NantHealth Sublicensed Customer EULA.

“Harmful Code” means (a) any virus, Trojan horse, worm, backdoor, or other software or hardware devices, the effect of which is to permit unauthorized access to, or to disable, erase, or otherwise harm, any computer, systems, or software; or (b) any time bomb, drop dead device, or other software or hardware device designed to disable a computer program automatically with the passage of time or under the positive control of any Person, or otherwise prevent, restrict, or impede a Party’s or any Sublicensed Customer’s use of such software or device.

“Installed Products” means a Party’s Products that are designed to be installed on the applicable customer’s local computer systems/servers and all copies of the foregoing permitted hereunder.

“Intellectual Property” means any and all intellectual property rights in any part of the world, whether registered or unregistered, and all applications for and renewals or extensions of such rights, including rights comprising or relating to: (a) patents, patent disclosures, and inventions (whether patentable or not); (b) trademarks, service marks, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated therewith; (c) works of authorship, designs, copyrights, and copyrightable works (including computer programs), and rights in data and databases; (d) trade secrets, know-how, and other confidential information; and (e) all similar or equivalent rights or forms of protection.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Level 1 Support” means basic troubleshooting and call triage, as may be more fully set forth on the applicable Product Schedule.

“Loss” means all losses, damages, liabilities, deficiencies, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, the costs of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Managed Services Agreement” means a valid written agreement between NantHealth and a person or entity pursuant to which NantHealth provides a Managed Services Offering that utilizes an Allscripts Product or an Allscripts Service.

“Managed Services Customer” means a person or entity who has executed a Managed Services Agreement with NantHealth.

“Managed Services Data” means Data concerning a Managed Services Customer or its patients, business or operations that is (i) submitted or uploaded to or placed into an Allscripts Product in connection with a Managed Services Offering or (ii) otherwise collected, stored, processed, generated or output by an Allscripts Product in connection with a Managed Services Offering through use of the Allscripts Product by NantHealth (such as PHI or de-identified clinical or transaction data).

“Managed Services Offering” means outsourced management and business process services (e.g. care management and practice management services) offered by NantHealth and managed on behalf of a client.

“Marks” means, with respect to a Party, such Party’s trade names, trade dress, trademarks, service marks, logos, brand names and other identifiers, corporate names, meta-tags, and universal resource locators, and any applications, registrations, and renewals thereof.

“NantHealth Competing Provider” means a Person or Persons identified on a Product Schedule for a NantHealth Product that has developed and offers a product that competes with the applicable NantHealth Product identified on such Product Schedule.

“NantHealth Customer Agreement” means a valid written agreement between NantHealth and a person or entity under which NantHealth provides such person or entity with a license or access to the Allscripts Products or Allscripts Services in accordance with the Agreement.

“NantHealth Product Data” means: [***].

“NantHealth Products” means the NantHealth products identified in one or more Product Schedules hereto, including any Updates made generally available by NantHealth, whether as Installed Products or SaaS Products.

“NantHealth Prospect” means a prospective NantHealth Sublicensed Customer or prospective Managed Services Customer.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“NantHealth Services” means (a) Support Services and hosting services related to the NantHealth Products provided by NantHealth under this Agreement; and (b) professional services provided by or on behalf of NantHealth related to the NantHealth Products.

“NantHealth Sublicensed Customer” means a person or entity who has executed a NantHealth Customer Agreement with NantHealth.

“NantHealth Sublicensed Customer EULA” means the license agreement that shall be accepted and agreed to by each NantHealth Sublicensed Customer who will have access to Allscripts Products or NantHealth Services, a copy of which shall be attached as an annex to the applicable Product Schedule and which may be updated from time to time by Allscripts for new Customer Agreements upon reasonable notice to and approval of NantHealth, which approval shall not be unreasonably withheld.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization, or government, political subdivision, agency, or instrumentality.

“Product Schedule” means one or more schedules to this Agreement that contain specific terms relating to the respective Products covered by this Agreement and that, when signed by both parties, shall become a part of this Agreement.

“Products” means Allscripts Products or NantHealth Products, as the case may be.

“Prospect” means an Allscripts Prospect or a NantHealth Prospect, as the case may be.

“Representatives” means a with respect to a Party or its Affiliates, each of their respective employees, officers, directors, partners, shareholders, agents, attorneys, and third-party advisors.

“Sales Activity” means conducting product demonstrations, exchanging proposals, conducting executive sales meetings, or performing similar sales activities. For the avoidance of doubt, a mass mailing or otherwise generalized business solicitation not targeted at a specific Person will not constitute “Sales Activity”.

“Services” means Allscripts Services or NantHealth Services, as the case may be.

“Sublicensed Customer” means an Allscripts Sublicensed Customer or a NantHealth Sublicensed Agreement, as the case may be.

“SaaS Product” means a Party’s software-as-a-service solution that is made available on a hosted basis by or for such Party, including all of the component offerings as may be described in the respective Product Schedule.

“Special Exclusivity Period” shall have the meaning set forth in Section 2.11(d) hereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Support Services” means technical support, assistance, and maintenance (i.e., provision of Updates) related to a Party’s Products, each as may be more fully set forth in the applicable Product Schedule.

“Term” has the meaning set forth in Section 21 hereof.

“Territory” means, with respect to a product or service, the territory specified on the respective Product Schedule.

“Update” means any revision, modification, enhancement, upgrade, or new feature, functionality, module, or release of the Products, and any patch, bug fix, workaround, or Error correction to the Products, whether created for a Party specifically or released by a Party generally.

The terms “sale,” “seller,” “resale,” and “reseller” and derivations of the words include distribution and delivery of product or services by license, sublicense, or other forms of delivery to an end user. For the avoidance of doubt, Allscripts Products and NantHealth Products are licensed, not sold, and notwithstanding any use of any term to the contrary, in no event will any transaction contemplated by this Term Sheet be construed as a sale or assignment of Allscripts’ intellectual property with respect to Allscripts Products or NantHealth’s intellectual property with respect to NantHealth Products.

2. Appointment as Reseller.

2.1 Allscripts as Reseller.

(a) Subject to the restrictions and obligations set forth in this Agreement, NantHealth hereby appoints Allscripts, during the Term, as non-exclusive reseller of the NantHealth Products and NantHealth Services, with the ability to: (i) market the NantHealth Products and the NantHealth Services to Eligible Allscripts Prospects; (ii) demonstrate the NantHealth Products to Eligible Allscripts Prospects; (iii) make available the NantHealth Products and NantHealth Services to Allscripts Sublicensed Customers consistent with the manner and the medium that NantHealth makes NantHealth Products and NantHealth Services available to its own customers (i.e., SaaS Products will be made available on a SaaS basis; Installed Products will be licensed for local installation by the Allscripts Sublicensed Customer, etc.) and in accordance with the terms set forth in this Agreement, the respective Product Schedule and the applicable EULA; and (iv) provide Level 1 Support to such Allscripts Sublicensed Customers for the NantHealth Products.

(b) Allscripts may only exercise its rights in Section 2.1a and 6.1 through 6.3 if (a) the prospective Allscripts Sublicensed Customer is an Eligible Allscripts Prospect; (b) Allscripts passes through end-user licensing terms in accordance with this Agreement; and (c) the Customer Agreement with Allscripts contemplates that NantHealth will provide the NantHealth Services contemplated by this Agreement for any NantHealth Products. Furthermore, [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.2 NantHealth as Reseller.

(a) Subject to the restrictions and obligations set forth in this Agreement, Allscripts hereby appoints NantHealth, during the Term, as non-exclusive reseller of the Allscripts Products and Allscripts Services, with the ability to: (i) market the Allscripts Products and the Allscripts Services to Eligible NantHealth Prospects; (ii) demonstrate the Allscripts Products to Eligible NantHealth Prospects; (iii) make available the Allscripts Products and Allscripts Services to NantHealth Sublicensed Customers consistent with the manner and the medium that Allscripts makes Allscripts Products and Allscripts Services available to its own customers (i.e., SaaS Products will be made available on a SaaS basis; Installed Products will be licensed for local installation by the NantHealth Sublicensed Customer, etc.); and (iv) use and make available the Allscripts Products and Allscripts Services as part of Managed Services Offerings, in each case in accordance with the terms set forth in this Agreement, the respective Product Schedule and the applicable EULA; and (iv) provide Level 1 Support to such NantHealth Sublicensed Customers for the Allscripts Products.

(b) NantHealth may only exercise its rights in Section 2.2a and 6.1 through 6.3 if (a) the prospective NantHealth Sublicensed Customer or Managed Services Customer is an Eligible NantHealth Prospect; (b) NantHealth passes through end-user licensing terms in accordance with this Agreement; and (c) the Customer Agreement with NantHealth contemplates that Allscripts will provide the Allscripts Services contemplated by this Agreement for any Allscripts Products. Furthermore, [***].

2.3 Customer Agreements and EULAs. An Allscripts Customer Agreement must contain terms and conditions no less protective of NantHealth and its licensors than the applicable terms and conditions related to Allscripts’ applicable products and services, and a NantHealth Customer Agreement must contain terms and conditions no less protective of Allscripts and its licensors than the applicable terms and conditions related to NantHealth’s applicable products and services. In addition, Allscripts agrees to require each Allscripts Sublicensed Customer to execute an Allscripts Sublicensed Customer EULA, and NantHealth agrees to require each NantHealth Sublicensed Customer to execute a NantHealth Sublicensed Customer EULA. Neither party may make representations or warranties regarding the other Party’s products or services other than those set forth in the Agreement and/or the then-applicable documentation related to such products or services, if any. In the case of a Managed Services Offering, NantHealth will abide by the terms of the applicable Allscripts EULA for the Allscripts Products and Services that are part of such Managed Services Offering, provided that the terms of this Agreement shall govern to the extent of any inconsistency between such EULA and the terms of this Agreement.

2.4 Pricing and Collections. Pricing for the products and services covered by this Agreement will be as set forth in the respective Product Schedule. If pricing is not specified in a Product Schedule or if otherwise requested by a Party on a case-by-case basis for a particular transaction, pricing will be provided on an opportunity by opportunity basis subject to mutual agreement of the Parties and may include (a) both the price each Party shall charge each other and a minimum price that a Party must charge the customer or (b) revenue sharing based on agreed percentages. Subject to the foregoing, each Party will have the right, in its sole discretion, to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

determine the prices and other terms for any of the other Party’s respective Products or Services resold or made available pursuant to the Agreement, subject to any restrictions expressly set forth in the Agreement or as may be separately agreed in writing by the Parties. Each party will be solely responsible for invoicing and collecting payments with respect to its respective Customer Agreements or, in the case of NantHealth, its Managed Services Agreements.

2.5 Eligible Prospects; Registration.

(a) Reporting; Monthly Channel Review Meetings. Each Party shall provide to the other monthly reports regarding its sales and marketing activities, including names of designated Prospects, sales activities executed and planned, and projections regarding sales closings. The Parties shall meet at least monthly or as reasonably required to review sales activity and any new Prospect designations that require additional review (such meeting, a “Sales Review Meeting”).

(b) Registration Process.

(i) Each Party shall submit its Prospects to the other Party for review and approval. An Allscripts Prospect shall be registered as an Allscripts Eligible Prospect upon the reasonable approval of NantHealth and a NantHealth Prospect shall be registered as a NantHealth Eligible Prospect upon the reasonable approval of Allscripts.

(ii) An Eligible Prospect designation will be valid for [***] from the date such designation is approved. Notwithstanding the foregoing, the Parties shall review any Eligible Prospects whose registration period is expiring within thirty (30) days of the date of such expiration and if the applicable Party can demonstrate through reasonable evidence that, it has conducted reasonable Sales Activity with respect to such Eligible Prospect within the preceding [***], then, subject to the reasonable consent of the other Party, the designation as an Eligible Prospect shall be extended for an additional [***] period.

(iii) The Parties will work together to create a joint electronic deal registration and management process to enable the review of Prospects and otherwise manage sales channel efforts including those described herein.

(iv) Nothing in this Section 2.5 will preclude either Party from re-submitting any former Prospect for consideration as an Eligible Prospect.

2.6 Third Parties. Unless otherwise agreed by the parties on a case-by-case basis, neither Party will authorize or allow any value added reseller, distributor, integrator, OEM partner, or other third party to market, demonstrate, resell, sublicense, or otherwise distribute or make available the other Party’s Products, Documentation or Services.

2.7 Affiliates. To the extent that a Party’s Affiliates utilize the rights granted hereunder, such Party will be responsible for any breach of this Agreement by any such Party’s Affiliates.

2.8 No Other Rights. Except as specifically set forth in this Agreement, no other rights, licenses or entitlements are granted by either Party with respect to such Party’s Products, Documentation or Services. All rights not expressly granted hereunder are reserved by each Party and/or its third party licensors.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.9 Acknowledgments.

(a) The Parties acknowledge and agree that this Agreement is non-exclusive and imposes no limitations upon either Party’s relationships with other parties or on either Party’s research, development, production, marketing, licensing, reselling, or sales of other products or services, whether or not similar to any of the Products or the Services, so long as such relationships or activities do not violate any express term of this Agreement or utilize any Confidential Information of the other Party in violation of this Agreement.

(b) The Parties acknowledge and agree that neither Party is obligated to provide, and neither Party is entitled to receive, any minimum level of referrals, business, fees, or other consideration under this Agreement, and that neither party makes no promises or commitments regarding its sales and marketing efforts. In no event will anything in this Agreement be construed as an obligation on either Party’s part to market, distribute or make available the other Party’s Products or Services, and each Party may, in its sole discretion, refuse to engage in, or withdraw from, discussions or negotiations with a third party with respect to distributing or making available such other Party’s Products or Services at any time.

(c) Each Party may, in its sole discretion, develop, market, provide, or resell other products and services that directly or indirectly compete with, or otherwise offer the same or similar services or functions, to those of the other Party’s Products, whether developed by or for such Party or by or for third parties, so long as such activities do not violate any express term of this Agreement or utilize any Confidential Information of the other Party in violation of this Agreement.

2.10 Marketing Materials. Each Party agrees to provide, upon reasonable request, its marketing communications materials related to its Products (“Marketing Materials”) to the other Party. Each Party will have the right to use the other Party’s Marketing Materials in their original form as well as the right to create customized versions of the other Party’s Marketing Materials for use in such Party’s marketing efforts. To the extent that a Party uses the other Party’s Marketing Materials in their original form, such Party will not require any approval of such planned uses by the other Party.

2.11 Preferred Partners.

(a) Unless otherwise provided in the applicable Product Schedule, and subject to the last sentence of this Section 2.11(a), a Party shall market to its Eligible Prospects, until the applicable Prospect Expiration Date, the other’s Products and Services as the preferred solutions for the applicable product and service lines and may sell any competing or alternative products to a customer only if the Products and Services do not meet the technical requirements of such Eligible Prospect or if the Eligible Prospect demands a competing or alternative product or service. Notwithstanding the foregoing, the rights granted in this Section 2.11 shall not apply to the extent the reselling Party or its Affiliates has internally developed, is developing or chooses to develop its or their own product or service that can provide comparable functionality to the other Party’s Products or Services.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) [***]

(c) [***]

(d) [***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[***]

(e) On an exception basis, in the event an actual or prospective client of a Party requires that such Party joint develop with, or resell the products of, a competitor of the other Party in violation of this Section 2.11, then, upon notice to the other Party’s representative, such Party may do so notwithstanding the fact that such activities would otherwise violate this Section 2.11.

3. Services.

3.1 Professional Services. Allscripts will assume responsibility for all implementation services related to the Allscripts Products resold or made available hereunder, as a subcontractor to NantHealth. NantHealth will assume responsibility for all implementation services related to the NantHealth Products resold or made available hereunder, as a subcontractor to Allscripts. In addition, if reasonably necessary, the parties will work in good faith to appoint an overall project manager for implementation projects that include Products from both Parties. Each party will provide reasonable assistance to the other with conducting acceptance testing, as needed and if requested by a Sublicensed Customer or NantHealth in connection with a Managed Services Offering. The parties will mutually agree on (i) reasonable acceptance testing procedures and criteria where applicable and (ii) for each professional services engagement or project, a reasonably detailed statement of work or similar service description document specifying, among other things, the services to be provided, each Party’s roles and responsibilities, the applicable schedule and fees (each a “SOW”).

3.2 Provision and Quality of Services. Each Party will provide all Services in a timely, skillful, professional, and workmanlike manner by qualified personnel exercising care, skill and diligence consistent with industry standards, and in accordance with the terms and conditions of this Agreement, any applicable Documentation and the applicable SOW.

3.3 Personnel. Each Party will use a reasonably adequate number of qualified personnel with suitable training, education, experience, and skill to enable such Party to perform the Services. At a Party’s reasonable request, the other Party performing the Services will, as soon as reasonably practicable, remove and replace any personnel involved in performing the Services who does not materially comply with this Agreement or the first Party’s reasonable policies, practices and procedures applying to such Party’s employees or contractors generally. The Parties agree to use their reasonable efforts to promptly resolve any good faith complaints regarding any of the other Party’s personnel, or otherwise concerning the value or efficacy of any Services performed by or on behalf of a Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.4 Books and Records. As applicable under the Omnibus Reconciliation Act of 1980, until the expiration of four (4) years after the furnishing of Services pursuant to this Agreement, each Party will, upon receipt of written request, and if then requested to make such information available under the then-existing Law, make available to the Secretary of the U.S. Department of Health and Human Services, the Comptroller General of the U.S. Department of Secretary of Health and Human Services, or any of their fully-authorized representatives, the books, documents, and/or records of such Party that are necessary to verify the nature and extent of costs associated therewith. The record keeping and disclosure provisions of this Section 3.4 will apply to all Services provided by both Parties, but will be applicable only if a Party receives remuneration in the amount of $10,000 or more with regard to the Services performed in relation to a single Party’s Sublicensed Customer or a Managed Services Customer.

4. Deal Completion; Fulfillment.

4.1 Fulfillment Process. The parties will develop mutually agreeable processes for fulfilling and implementing Sublicensed Customer transactions or Managed Services Offering transactions entered into in accordance with this Agreement.

4.2 Distribution. Unless otherwise set forth in the applicable Product Schedule, if requested by a Party and required by the applicable Customer Agreement or Managed Services Agreement, each Party agrees, at its own cost, to distribute the Installed Products to the Sublicensed Customer (or to NantHealth in the case of a Managed Services Offering) at such time as reasonably requested or as required by the Customer Agreement or Managed Services Agreement, and, as part of Support Services and consistent with the support description set forth in the applicable Product Schedule, deliver Updates directly to Sublicensed Customers (or to NantHealth in the case of a Managed Services Offering) on the same timeframe that such Updates are generally delivered to other customers receiving Support Services.

4.3 Configuration and Acceptance.

(a) As part of professional services, each Party agrees to assist the other in conducting configuration and acceptance testing of the Products, if and as requested or required by a Sublicensed Customer (or by NantHealth in the case of Managed Services Offering), in order to ensure that the Products are fully operable, meet all applicable specifications, and will function in accordance with the Documentation when properly installed and used for its intended purpose. In such cases, the Parties will, in good faith, mutually agree upon reasonable acceptance testing procedures and criteria with such Sublicensed Customer (or as between Allscripts and NantHealth in the case of a Managed Services Offering) and to determine a reasonable period during which the Party will remedy any defects. A Party will re-submit the Products to the other and (if applicable) such Sublicensed Customer or NantHealth, as applicable, for further testing. This process will be repeated until acceptance or final rejection.

4.4 Additional Products and Services. The Parties may mutually agree to add additional products and services to the terms of this Agreement and will memorialize such agreement to include additional products and services through the execution and inclusion of one or more additional Product Schedules to be added to the Agreement after the Effective Date.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.5 Requests for White Label Products.

(a) A Party may request a white label version of the other Party’s products licensed hereunder on a case by case basis. The Party requesting a white label version of the other Party’s products shall provide the other with a written request identifying the applicable products, the extent of the white labeling required, the relevant customer, and any other reasonable information that would assist the non-requesting Party in evaluating the white label request.

(b) If the white label request is limited to a request for white labeling at the user interface level, the Parties shall work in good faith to determine the feasibility of the request and whether to mutually agree on the estimated scope and timeline of work associated with such request, the Parties (and potential Customer’s) anticipated work efforts, fees associated with the white label development to be paid by the requesting Party, and any additional requisite terms and conditions (e.g., IP terms, additional support or implementation terms that may be necessary, etc.). Without limiting the generality of the foregoing, due to the complexity and dependencies of the different products, and due to the need to generate and maintain a white-labeled version of such products, unless otherwise agreed by the parties on a case-by-case basis, any white label request will require at least twelve (12) months advance notice prior to expected customer delivery.

(c) If the white label request would require development beyond the user interface level, the non-requesting Party may agree to work in good faith to scope the project in the manner contemplated by Section 4.5(b) or may decline to perform any additional work in connection with the opportunity.

(d) Neither Party shall have any commitment to create a white label version of its products or services unless the terms of such development are agreed upon in a subsequent written amendment executed by the Parties that is prepared in accordance with this Section 4.5. For the avoidance of doubt, neither Party will be obligated to enter into any such amendment.

5. Contacts.

5.1 Relationship Contacts. Concurrently with the execution of this Agreement, each Party has designated an individual to serve as that Party’s initial point of contact to facilitate communications between the Parties on all matters (e.g., marketing, maintenance and support, technical, customer satisfaction) that may arise under this Agreement. The relationship contacts will also (a) participate in the Sales Review Meetings and (b) address any questions concerning whether a potential customer is eligible to be marketed and resold to, in light of the restrictions described in Section 2.3 and Section 2.4 of this Agreement. The initial Allscripts relationship contact is Assaf Halevy and the initial NantHealth relationship contact is Kiersten Lansford. Each Party may change its respective relationship contact at any time upon written notice to the other Party.

5.2 Issues. In the event of any issues that may arise pursuant to this Agreement, the Parties’ relationship contacts may confer to resolve such issues, it being understood that this will not preclude any Party from initiating dispute resolution proceedings pursuant to Section 25.9. For clarity, any changes to the terms of this Agreement shall be made solely upon mutual written consent in accordance with the procedures set forth in Section 25.6 hereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6. Licenses and Intellectual Property.

6.1 License to Products. Subject to the terms and conditions of this Agreement, each Party hereby grants to the other Party and its Affiliates a non-exclusive, non-transferable (except in accordance with Section 25.4), sublicensable (as set forth herein), right and license, throughout the applicable Territory, to:

(a) undertake the activities enumerated in Sections 2.1 or Section 2.2 hereof;

(b) train such Party’s and its Affiliates’ employees, contractors, and other authorized Representatives on the marketing, selling, planning, support, and use of the first Party’s Products;

(c) grant sublicenses to Sublicensed Customers pursuant to Customer Agreements, EULAs and in accordance with this Agreement;

(d) create backups and other copies of the Installed Products to the extent necessary to perform its obligations in the ordinary course of business;

(e) if requested by the Sublicensed Customer or Managed Services Customer, manage, operate and host Installed Products on behalf of Sublicensed Customers or Managed Services Customer, pursuant to the terms of the applicable Customer Agreement or Managed Services Agreement and EULA; provided, however, that the parties must mutually agree on the technical requirements for the hosting environments and any service level agreements related thereto;

(f) solely as authorized pursuant to this Agreement and the applicable Customer Agreement and EULA or Managed Services Agreement, generate, print, copy, download and store Data resulting from the use of the Installed Products; and

(g) conduct such other activities as may be reasonably necessary to carry out any of the foregoing rights.

6.2 License to Documentation and Marketing Materials. Subject to the terms and conditions of this Agreement, each Party hereby grants to the other Party a non-exclusive, non-transferable (except in accordance with Section 25.4), sublicensable (solely to Sublicensed Customers), right and license to use, reproduce, and distribute the Documentation and Marketing Materials, in whole or in part, throughout the Territory, for any purpose consistent with Section 6.1, including, to incorporate the first Party’s Documentation and Marketing Materials into the other Party’s Marketing Materials and other documentation, instructions, and user guides relating to the first Party’s Products, provided, that a Party shall receive the prior written consent, not to be unreasonably withheld, prior to distributing any Documentation and Marketing Materials that contain the first Party’s Marketing Materials.

6.3 Trademarks.

(a) Subject to the terms and conditions of this Agreement, each Party hereby grants to the other Party and its Affiliates a non-exclusive, non-transferable (except in accordance with

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Section 25.4) right and license to use the other Party’s Marks, throughout the Territory, in connection with the marketing, selling, or provision of the Products permitted hereunder or to otherwise fulfill the terms of this Agreement.

(b) A Party’s or its Affiliates’ use of the other Party’s Marks will be in accordance with the other Party’s trademark use guidelines and instructions, if any, to be furnished in writing from time to time. A Party will give the other Party written notice of any changes to such specifications or guidelines, and will give the Party a reasonable time to modify its use of the Marks to comply therewith.

(c) Each Product Schedule will list the required Marks for the applicable Products or Services. All goodwill in and to the respective Marks will inure solely to the benefit of the licensor Party.

6.4 Restrictions on Use. Each Party agrees that it will not, and will not permit others to:

(a) reverse engineer, disassemble, decompile, decode, or adapt the other Party’s Products, or otherwise attempt to derive or gain access to the source code or algorithms of the other Party’s Products, in whole or in part;

(b) other than as expressly set forth in Section 6.1, rent, lease, assign, or sell the other Party’s Products to any third party (other than selling the media on which any Installed Products resides);

(c) except with respect to Managed Services Offerings, use any of the other Party’s Products to provide time sharing or service bureau services to third parties;

(d) remove, obscure, or alter from the other Party’s Products, Documentation or the Marketing Materials any titles, trademarks, or copyright, patent, or other proprietary or restrictive legends or notices, or any end user warning or advisory, affixed to or contained therein or thereon;

(e) export or re-export all or any part of the other Party’s Products in violation of any export control Laws of the United States or any other relevant jurisdiction;

(f) release to a third party the results of any benchmark testing of the other Party’s Products or Services;

(g) use the other Party’s Products or Services provided to it under this Agreement for its own internal general production use; or

(h) modify, correct, adapt, translate, enhance, or otherwise prepare or create any derivative works or improvements of the other Party’s Products.

(i) otherwise use the Products except as expressly set forth in Section 6.1 hereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.5 Intellectual Property Ownership.

(a) Other than the express rights and licenses granted by NantHealth in this Agreement, NantHealth and its licensors reserve and retain their entire right, title, and interest (including Intellectual Property rights) in and to the NantHealth Products, NantHealth Services, NantHealth Documentation, NantHealth Marketing Materials, NantHealth Marks, and any modifications, improvements or derivative works NantHealth creates or develops (e.g., any NantHealth Documentation integrated with the Allscripts Documentation). At no time will Allscripts, Allscripts Affiliates, Allscripts resellers or Allscripts Sublicensed Customers acquire or retain any title to or ownership to such assets.

(b) Other than the express rights and licenses granted by Allscripts in this Agreement, Allscripts and its licensors reserve and retain their entire right, title, and interest (including Intellectual Property rights) in and to the Allscripts Products, Allscripts Services, Allscripts Documentation, Allscripts Marketing Materials, Allscripts Marks, and any modifications, improvements, or derivative works Allscripts creates or develops (e.g., any Allscripts Documentation integrated with NantHealth Documentation). At no time will NantHealth, NantHealth Affiliates, NantHealth resellers, NantHealth Sublicensed Customers or Managed Services Customers acquire or retain any title to or ownership to such assets.

(c) Neither Party will take any action inconsistent with a Party’s nor its licensors’ ownership and interests set forth in this Section 6.5, or assist any Person in doing the same.

6.6 Data.

(a) Unless otherwise set forth in the applicable Product Schedule, or as may be otherwise agreed with a Sublicensed Customer and documented in the relevant Customer Agreement, as between Allscripts and its Affiliates, on the one hand, and NantHealth and its Affiliates, on the other hand, Allscripts and its Affiliates shall have, reserve, and retain sole and exclusive ownership to all right, title, and interest in and to all Allscripts Product Data, including all Intellectual Property therein. Allscripts Product Data is and shall be the Confidential Information of Allscripts and its Affiliates. Other than as expressly provided herein, neither NantHealth nor any third party: (i) has or will have, acquire or claim any right, title, or interest in or to any Allscripts Product Data as a result of this Agreement; or (ii) has or will have any right or license to, and shall not, use any Allscripts Product Data. NantHealth and its Affiliates agree to assign and do hereby assign any right, title or interest it may have in and to the Allscripts Product Data to Allscripts or such other party as set forth in the applicable Product Schedule, or as agreed with a Sublicensed Customer and documented in the relevant Customer Agreement. To the extent permitted under, and subject to, the applicable Customer Agreements, EULAs and patient consents, unless otherwise prohibited by applicable law, Allscripts will make available to NantHealth any Allscripts Product Data that is collected or otherwise stored/maintained by Allscripts and NantHealth shall receive a non-exclusive, fully-paid up, royalty-free (other than fees to be paid hereunder) right and license to use the Allscripts Product Data that is commensurate with the rights that Allscripts has to use such Allscripts Product Data.

(b) Unless otherwise set forth in the applicable Product Schedule, or as may be otherwise agreed with a Sublicensed Customer or Managed Services Customer and documented in the relevant

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Customer Agreement or Managed Services Agreement, as the case may be, as between NantHealth and its Affiliates, on the one hand, and Allscripts and its Affiliates, on the other hand, NantHealth and its Affiliates shall have, reserve, and retain sole and exclusive ownership to all right, title, and interest in and to all NantHealth Product Data, including all Intellectual Property therein. NantHealth Product Data is and shall be the Confidential Information of NantHealth and its Affiliates. Other than as expressly provided herein, neither Allscripts nor any third party: (i) has or will have, acquire or claim any right, title, or interest in or to any NantHealth Product Data as a result of this Agreement; or (ii) has or will have any right or license to, and shall not, use any NantHealth Product Data. Allscripts and its Affiliates agree to assign and do hereby assign any right, title or interest it may have in and to the NantHealth Product Data to NantHealth or such other party as set forth in the applicable Product Schedule, or as may be otherwise agreed with a Sublicensed Customer or Managed Services Customer and documented in the relevant Customer Agreement or Managed Services Agreement, as the case may be. To the extent permitted under, and subject to, the applicable Customer Agreements, Managed Services Agreements, EULAs and patient consents, unless otherwise prohibited by applicable law, NantHealth will make available to Allscripts any NantHealth Product Data that is collected or otherwise stored/maintained by NantHealth and Allscripts shall receive a non-exclusive, fully-paid up, royalty-free (other than fees to be paid hereunder) right and license to use the NantHealth Product Data that is commensurate with the rights that NantHealth has to use such NantHealth Product Data.

(c) For the avoidance of doubt, except as set forth in this Article 6, neither Party grants to the other Party any rights with respect to the Data of such Party, its Affiliates, Customers or otherwise.

7. Training.

7.1 Training. Each Party will provide (i) reasonable initial training to the other Party regarding such Party’s Products and Services and how to sell and market such Products and Services, and (ii) upon reasonable written request, additional supplemental training for other Party’s personnel in connection with this Agreement. Each Party agrees to dedicate reasonable resources in connection with such training. Such training may be for the benefit of other Party’s personnel either as to other Party’s permitted activities under this Agreement or to assist the other Party’s Sublicensed Customers. Such training will be provided at such reasonable times and locations (including via remote means) as the Parties may reasonably agree.

7.2 Support Training. In furtherance of Section 7.1, the Parties agree to cooperate in developing any training programs as may be reasonably necessary or useful for the other Party to provide support to Sublicensed Customers, which will be provided in a “train the trainer” format. Such programs will, at a minimum, provide each Party’s personnel with the ability to answer or appropriately refer questions about the other Party’s Products and the Services.

8. Marketing.

8.1 Sales and Marketing Support. At a Party’s request and at no additional charge, the other Party will provide commercially reasonable sales and marketing support for the permitted activities hereunder, which will include, in addition to the other obligations set forth in this Section 8, the following:

(a) providing commercially reasonable training to the first Party’s sales personnel regarding the other Party’s Products and Services prior to the first Party’s marketing, promoting, and or distributing or making available the other Party’s Products or Services, and at least annually thereafter;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) assisting the first Party in developing marketing strategies, plans, and marketing and training materials describing the other Party’s Products or the Services either on their own or as complementary solutions to any of the first Party’s products or services;

(c) providing the first Party with a reasonable quantity of standard brochures, presentations, and materials related to the other Party’s Products, the Services and/or the other Party in hard copy and electronic form; and

(d) participating in sales meetings with the first Party’s sales and/or actual or potential Sublicensed Customer or Managed Services Customer personnel.

8.2 Joint Sales Plan. The Parties will jointly develop a sales and marketing plan that will include, among other things, a U.S. sales forecast and combined initial U.S. pipeline and sales alignment (with the final form of such plan mutually agreed upon by the Parties).

8.3 Branding. Subject to Section 4.5, branding of Allscripts Products and Allscripts Services with respect to the activities hereunder will be determined by Allscripts, and branding of NantHealth Products and NantHealth Services with respect to the activities hereunder will be determined by NantHealth.

8.4 Request for Proposals; Customer Agreements and Managed Services Agreements. At a Party’s request and at no additional charge, the other Party will reasonably cooperate with such Party in responding to any reasonable (i) requests for proposals or related sales discussions that include any of the other Party’s applicable Products or Services and (ii) requests for changes to terms and conditions in a Customer Agreement or Managed Services Agreement that relate to the other Party’s applicable Products or Services.

9. Support and Maintenance.

9.1 Support Services.

(a) Each party is solely responsible for the development, update, performance, and maintenance of its Products. Each Party covenants to use its commercially reasonable efforts to ensure that its Products are made available to the other Party and each Sublicensed Customer in accordance with the warranties, terms, and conditions of this Agreement and in accordance with any performance standards specified in this Agreement or in the Documentation.

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(b) In furtherance of Section 9.1(a), each Party agrees to provide, subject to payment of applicable Support Service fees as described in the applicable Product Schedule, the Support Services in the manner and timeframes set forth the applicable Product Schedule. Support Services will, at a minimum, (i) ensure satisfaction of any performance standards specified in this Agreement; (ii) correct Errors as promptly as reasonably practicable, but at least in accordance with the service levels set forth on the applicable Product Schedule; (iii) provide workarounds that eliminate the adverse effects of Errors while a correction is being made; and (iv) enable Sublicensed Customers (or NantHealth, in the case of a Managed Services Offering) to implement and utilize the Products as reasonably intended. The parties agree to reasonably cooperate to troubleshoot and resolve technical support issues that may reasonably involve the products, software, or technology of the other Party or of both Parties.

9.2 Support Levels. Allscripts shall be the initial point of contact for support requests from Allscripts Sublicensed Customers and will refer to NantHealth support issues determined to relate to the NantHealth Products or NantHealth Services, for which NantHealth will provide support and maintenance in accordance the terms set forth in the applicable Product Schedule. NantHealth will be the initial point of contact for support requests from NantHealth Sublicensed Customers or in connection with a Managed Services Offering and will refer to Allscripts support issues determined to relate to Allscripts Products or Allscripts Services, for which Allscripts will provide support and maintenance in accordance with the terms set forth in the applicable Product Schedule. The Parties will work reasonably and in good faith to effectuate the orderly transition of support cases.

9.3 Documentation. Each Party has delivered or made available to the other Party complete and accurate (in all material respects) Documentation for the first Party’s Products, and will promptly deliver or make available to the other Party supplements to such Documentation and manuals, as and when released, to reflect all Updates to the first Party’s Products. Each Party will provide its Documentation in such formats and media as the other Party may reasonable request. Each Party agrees that all Documentation will include all material technical and functional specifications and other such information as may be reasonably necessary for the effective testing, use and installation (with respect to Installed Products) of its Products, including the effective configuration, integration, and systems administration of its Products and its operation and functionality.

10. Updates.

10.1 Updates. Unless otherwise set forth in the applicable Product Schedule, as each Party agrees to provide the other Party and its Sublicensed Customers (either directly or through the other Party or at the other Party’s direction) with Updates generally made available by such Party to its own customers and licensees, in accordance with the existing methodologies for Support Services, customer commitments, change requests, error fixing and release plans. For the avoidance of doubt, Updates will constitute Installed Products or SaaS Products (as applicable) and be subject to the terms and conditions of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Other Covenants.

11.1 Insurance. During the term of this Agreement, at such Party’s expense, each Party will maintain policies of insurance with insurance companies having a financial strength rating no lower than “A-” and a size category not lower than “XII” as rated by the A.M. Best Company, and in amounts which are reasonable and prudent in light of such Party’s business, potential liabilities to the other Party hereunder, and other relevant factors, including the following: (i) Commercial General Liability insurance with limits not less than One Million U.S. Dollars ($1,000,000) combined single limit per occurrence and Two Million U.S. Dollars ($2,000,000) aggregate for products, completed operations, personal injury (including death) and property damage arising out of this Agreement; (ii) Errors and Omissions insurance with limits of at least Five Million U.S. Dollars ($5,000,000) per occurrence and in the aggregate; and (iii) Workers’ Compensation insurance with applicable statutory limits. The policies must contain no exclusions for sole proprietors, executive officers, partners or members and must have waivers of subrogation.

11.2 Subcontractors. A Party may subcontract any of its obligations under this Agreement to a third party with respect to the provision of any Services, provided that both of the following conditions are met: (a) such Party provides reasonable prior written notice to the other Party of its intent to subcontract; and (b) if not otherwise expressly prohibited by the related Customer Agreements or Managed Services Agreements. Each Party will remain responsible to the other Party for any performance of its obligations hereunder notwithstanding the permitted engagement of any such third party.

11.3 Further Assurances. Each Party will, upon the reasonable request of the other Party and at the requesting Party’s sole cost and expense, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement. Without limiting the generality of the foregoing, each party will work in good faith to allow the other party to examine their respective Products and Services and conduct reasonable, necessary security and privacy audits, with a targeted completion for such reviews to be within thirty (30) days of the Effective Date.

11.4 Compliance with Laws. Each Party will comply with all applicable Laws, governmental requirements, and industry standards, including those with respect to privacy, data protection, portability, or accountability, applicable to such Party or its personnel with respect to the Products, the Services, and the performance of its obligations under this Agreement. Neither Party will, nor permit any third parties to, export, re-export, or release, directly or indirectly, any Controlled Technology to any country or jurisdiction to which the export, re-export, or release of any Controlled Technology (a) is prohibited by applicable Law or (b) without first completing all required undertakings (including obtaining any necessary export license or other governmental approval).

11.5 Joint Integration/Development Commitments.

(a) Short Term Integration Efforts. The parties agree to work together in good faith to promptly begin the mutually agreed short-term, API-based integration outlined in the “Cancer Strategic Initiative” scope of work and to complete the generally available deliverables contemplated by such scope of work within 6 months from the Effective Date.

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(b) Long Term Integration Efforts. NantHealth will work exclusively (relative to third party Allscripts Competitors of the dbMotion product) with Allscripts during the Special Exclusivity Period on the long-term integration efforts outlined below. [***]

(1) [***]

(2) [***]

(3) [***]

(4) [***]

(5) [***]

[***].

12. Force Majeure.

12.1 Force Majeure. Neither Party will be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by (a) acts of God; (b) flood, fire, or explosion; (c) war, terrorism, invasion, riot, or other civil unrest; or (d) embargoes or blockades in effect on or after the Effective Date (each of the foregoing, a “Force Majeure Event”);

12.2 Obligations. Section 12.1 and Section 22.4 will only apply to the extent (a) the Force Majeure Event is outside the reasonable control of the affected Party and is not due to the affected Party’s fault or negligence; (b) the affected Party provides notice of the Force Majeure Event to the other Party, stating the period of time the occurrence is expected to continue; and (c) the affected Party uses diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event.

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13. Regulatory Matters.

13.1 Privacy and Security Matters. The Parties acknowledge that they entered into a HIPAA Business Associate Agreement in connection with and on the day of the Original Agreement (the “BAA”).

13.2 Medical Devices.

(a) Each Party agrees that, if any of its Products is subject to regulation as a medical device by the FDA, then such Party will fulfill all corresponding regulatory requirements, including full compliance with all applicable Laws related to premarket clearance or approval, manufacturing, marketing, sale, and distribution of the Products (and upon the other Party’s request, such Party will promptly provide the other Party’s with any such clearance or approval documentation to support the marketing of the Products);

(b) Neither Party will seek any licenses, permits, or approvals or make any determinations that may result in any of the other Party’s products or service being deemed regulated as a medical device or that may impose any obligations or limitations on the other Party with respect to the regulatory status of any of the other Party’s products or services; and

(c) if a Party decides to seek any licenses, permits, or approvals or to take any action that may result in its Products being deemed regulated as a medical device or that may impose any obligations or limitations on any of its Products with respect to its Products’ regulatory status, then such Party will immediately notify the other Party, and will use their commercially reasonable efforts to minimize the effect of such regulation, obligation, or limitation, to the extent reasonably practicable.

(d) Known specific regulatory requirements and licenses, permits or approvals for each Product shall be identified in the applicable Product Schedule.

14. Payment Terms; Reporting; Audits.

(a) Fees. Each Party shall pay to the other party the fees described in the applicable Product Schedules and SOWs with respect to each Product license/unit sold, and each Service sold, by or through such Party to its Sublicensed Customers or Managed Services Customers pursuant to this Agreement, within 45 days of receipt of the corresponding payment from the applicable Sublicensed Customer or Managed Services Customer, as applicable (unless otherwise provided in the applicable Product Schedule or SOW).

(b) Quarterly Reports. Within fifteen (15) days of the end of each calendar quarter, each Party shall deliver to the other Party a report (in a format mutually agreed by the parties) detailing the Product licenses/units sold and Services sold by such Party to its Sublicensed Customers and Managed Services Customers in such calendar quarter (including support/maintenance renewals), listing, for each sale, the name of the applicable customer and the applicable customer facility.

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(c) Records and Audits. Upon at least thirty (30) days prior written notice to the other Party (the “Audited Party”), a Party (the “Auditing Party”) will be entitled to retain, at its own expense, a reputable, independent certified public accounting firm reasonably acceptable to the Audited Party (the “Auditor”), solely for the purpose of auditing those records (which shall not include access or examination of any systems) that are reasonably necessary to determine the Audited Party’s compliance with its payment obligations under this Agreement. Prior to any audit, the Auditing Party will require the Auditor to sign a confidentiality and/or non-disclosure agreement reasonably acceptable to Audited Party, and the results of the audit and all information reviewed during such audit will be deemed the Audited Party’s Confidential Information. Such audit shall be conducted in accordance with generally accepted auditing standards, during the Audited Party’s customary business hours, and according to its customary office policies and procedures. The Auditing Party shall be entitled to one audit per calendar year during the Term and during the two (2) years thereafter. Upon the conclusion of an audit, the period covered during such an audit may not be reexamined in any subsequent audit. In no event shall any audit under this paragraph commence during the last two (2) weeks or the first three (3) weeks of any calendar quarter. If an audit discloses that the Audited Party has underpaid the Auditing Party an amount that is more than five percent (5%) of the amount actually due under this Agreement during any 6 month period, then the Audited Party shall pay all reasonable expenses of the Auditor directly incurred by Auditing Party for such audit in addition to the underpaid amount disclosed through such audit and due under this Agreement.

15. Expenses; Taxes.

15.1 Expenses. Unless otherwise expressly set forth in this Agreement, each Party will bear all of its own costs and expenses incurred in connection with this Agreement or its performance hereunder, including any development costs, sales and marketing costs, and support costs.

15.2 Taxes. All fees for a Party’s Products and Services are exclusive of any taxes, duties or other similar governmental charges (collectively, “Taxes”). If a Party is required by law to collect any Taxes for the provision or supply of its Products or Service hereunder, the other Party will pay such Taxes or present an exemption certificate acceptable to the taxation authorities, provided that such Taxes are billed as a separate item on each invoice.

16. Confidentiality.

16.1 Obligations. From time to time in connection with this Agreement, either Party (as the “Disclosing Party”) may disclose or make available to the other Party or its Affiliates (each, the “Receiving Party”) Confidential Information. In such cases, and subject to the exceptions and limitations expressly set forth in this Agreement, the Receiving Party will (a) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement, including the licenses or permissions granted hereunder; and (b) not disclose the Disclosing Party’s Confidential Information to any Person except to its Representatives who need to know the Confidential Information in order to assist the Receiving Party, or to act on its behalf, in exercising the Receiving Party’s rights or performing the Receiving Party’s obligations under this Agreement, where such Representatives are

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themselves bound by nondisclosure agreements or obligations as least as restrictive as those set forth in this Section 16.1. The Receiving Party will be responsible for any breach of, or non-compliance with, this Section 16.1 by its Representatives. The obligation not to use or disclose a Party’s Confidential Information will remain in effect until one of the exceptions in Section 16.2 occurs.

16.2 Exceptions. The restrictions set forth in Section 16.1 will not apply to Confidential Information that, at the time of disclosure to or receipt by the Receiving Party or its Representatives: (a) is in the public domain or is or becomes generally available to and known by the public other than resulting from, directly or indirectly, any breach of this Section 16 by the Receiving Party or its Representatives; (b) is or becomes available to the Receiving Party or any of its Representatives on a non-confidential basis from a third party; provided, that such third party is not and was not prohibited from disclosing the Confidential Information; (c) was already known by or in the possession of the Receiving Party or any of its Representatives; or (d) was or is independently developed by the Receiving Party or its Representatives without reference to or use of, in whole or in part, any of the Disclosing Party’s Confidential Information.

16.3 Legally Required Disclosure. Notwithstanding anything in this Section 16 to the contrary, if a Receiving Party or any of its Representatives is required pursuant to applicable Law or the rules or regulations of a stock exchange or similar self-regulatory authority, to disclose any of the Disclosing Party’s Confidential Information, then the Receiving Party agrees, to the extent legally permissible and as soon as reasonably practicable, to provide the Disclosing Party with written notice of the event so that the Disclosing Party may, at the Disclosing Party’s expense, seek a protective order or other remedy. The Receiving Party or its Representative (as applicable) will use its commercially reasonable efforts to consult with the Disclosing Party with respect to any effort by the Disclosing Party to resist or narrow the scope of such requirement or request, or to seek such protective order or other remedy. If such protective order or other remedy is not obtained, then the Receiving Party or its Representative (as applicable): (a) may, without liability, disclose that portion of the Disclosing Party’s Confidential Information that it is required to disclose; and (b) will use its commercially reasonable efforts to have confidential treatment accorded to the Confidential Information so disclosed. Furthermore, Section 16 will not apply to the disclosure of Confidential Information if such disclosure is necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary. Any information disclosed pursuant to this Section 16.3 will retain its confidential status for all other purposes.

16.4 Effect of Termination. Upon termination of this Agreement, at the Disclosing Party’s request, the Receiving Party will, and will cause its Representatives (and, if applicable, its Affiliates) to, promptly return or destroy (at the Receiving Party’s option) all Confidential Information received from the Disclosing Party in tangible form, together with all copies thereof, in such Person’s possession; provided, however, that the Receiving Party may keep one (1) copy of the Disclosing Party’s Confidential Information (a) to the extent necessary to exercise its surviving rights and perform its surviving obligations hereunder and (b) in accordance with its corporate security and/or disaster recovery procedures, to the extent such Confidential Information is in electronic form. The Receiving Party will, upon request, promptly certify in writing that it has complied with the obligations of this Section 16.4.

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16.5 Protected Health Information. For the avoidance of doubt, the protection of PHI or other personally identifiable information received by a Party or its Representatives hereunder will be governed by the BAA.

16.6 No Additional Requirements. Each Party acknowledges that the other Party or its Representatives may, currently or in the future, be developing internally, or receiving information from other Persons, that is similar to the Confidential Information of the other Party disclosed to it or its Representatives under this Agreement. Nothing in this Agreement will prohibit any Party or its Representatives from developing, manufacturing, marketing, selling, servicing, or supporting, or having developed, manufactured, marketed, sold, serviced, or supported for it, products, concepts, systems, or techniques that are similar to or compete with the products, concepts, systems, or techniques contemplated by or embodied in the other Party’s Confidential Information; provided, that neither Party nor its Representatives may use the other Party’s Confidential Information in connection with such activities. Furthermore, neither Party nor its Representatives will have any obligation to limit or restrict the assignment of its respective employees or consultants as a result of their having had access to the other Party’s Confidential Information.

16.7 Residuals. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Party acknowledges and agrees that the other Party is not restricted from inadvertently using residuals from the Disclosing Party’s Confidential Information, provided, however, that the right to use residuals does not represent a license under any of the Disclosing Party’s patents or copyrights. For the purpose of this Section 16.7, the term “residuals” means any Confidential Information in non-tangible form retained in the unaided memories of the Receiving Party’s employees who have had access to Disclosing Party’s Confidential Information pursuant to the terms of this Agreement, including ideas, know-how, or techniques contained therein. An employee’s memory is “unaided” if the employee has not deliberately memorized Confidential Information for the purpose of retaining and later using it.

17. Public Announcements.

17.1 Publicity. Except as may be required by applicable Law or listing standard, neither Party will issue or release any public announcement, statement, press release, or other publicity relating to this Agreement without the prior written consent of the other Party.

17.2 Use of Marks. Except as expressly authorized by this Agreement, neither Party will use the other Party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, origin, association, or sponsorship, without the prior written consent of the other Party.

18. Representations and Warranties.

18.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a) it is duly formed, validly existing, and in good standing as a limited liability company under the Laws of its jurisdiction of formation;

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(b) it has, and throughout the term of this Agreement and any Customer Agreement or Managed Services Agreement will retain, the full right, power, and authority to enter into this Agreement, to grant the rights and licenses it grants hereunder, and to perform its obligations under this Agreement;

(c) its execution of this Agreement has been duly authorized by all necessary corporate or organizational action of such Party;

(d) when executed and delivered by it, this Agreement will constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms;

(e) there is no outstanding claim, litigation, proceeding, arbitration, or investigation to which it is a party that would reasonably be expected to have a material adverse effect on its ability to enter into this Agreement or to perform its obligations hereunder; and

(f) its execution, delivery, and performance of its obligations under this Agreement does not and will not violate any judgment, order, decree, or applicable Law, nor does it or will it violate any agreement to which it is a party.

18.2 NantHealth Representations and Warranties. NantHealth represents and warrants to Allscripts that:

(a) [***];

(b) [***]; and

(c) [***].

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18.3 Allscripts Representations and Warranties. Allscripts represents and warrants to NantHealth that:

(a) [***];

(b) [***]; and

(c) [***].

18.4 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT OR ANY SUBJECT MATTER HEREOF. NEITHER PARTY SHALL MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE OTHER PARTY’S PRODUCTS OR SERVICES OTHER THAN THOSE SET FORTH IN THIS AGREEMENT AND/OR THE THEN-APPLICABLE DOCUMENTATION RELATED TO SUCH PRODUCTS OR SERVICES, IF ANY.

19. Indemnification.

19.1 Indemnification. Subject to the provisions of this Section 19, each Party (the “Indemnifying Party”) agrees to defend the other Party and its Representatives, and all of such Persons’ successors and assigns (collectively, the “Indemnified Persons”), from and against any and all third party Claims, and indemnify and hold the Indemnified Persons harmless from and against any and all Losses incurred or sustained by the Indemnified Persons, or any of them, to the extent such Claim and related Loss is a result of any of the following:

(a) any violation of applicable Law by the Indemnifying Party;

(b) any gross negligence or willful misconduct in connection with its performance of any covenant or agreement applicable to Indemnifying Party contained in this Agreement (including the performance of the Services), including any personal injury, death, or damage to tangible personal or real property; except any of the foregoing based on allegations of medical malpractice or liability arising out of delivery of (or a failure to deliver) medical care;

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(c) taxes assessed or claimed against any of the Indemnified Persons that are obligations of the Indemnifying Party in connection with this Agreement or which result from the breach of this Agreement by the Indemnifying Party;

(d) any Claims that the Indemnifying Party’s Products, Documentation, Marketing Materials, or Services, or any use, promotion, marketing, distribution, sale, service, or delivery thereof as permitted and in accordance with this Agreement and the applicable EULA, infringe, misappropriate, or violate any Intellectual Property or other rights of a third party, including any damages suffered by Indemnified Persons’ Sublicensed Customers or Managed Services Customers as a result thereof for which the Indemnified Persons are liable, including any permitted refunds of fees paid by Indemnified Persons’ Sublicensed Customers or Managed Services Customers for use of such infringing materials;

19.2 Infringement Remedy.

(a) In the event of a Claim that the Indemnifying Party’s Products, Documentation, Marketing Materials, or Services, or any use, promotion, marketing, distribution, sale, service, or delivery thereof in accordance with this Agreement and the applicable EULA, infringe, misappropriate, or violate any Intellectual Property of a third party, or if any use of any of the Indemnifying Party’s Products, the Documentation, Marketing Materials, or the Services (or any respective component thereof) is enjoined, threatened to be enjoined, or is otherwise the subject of such a Claim, then Indemnifying Party will, at its sole cost and expense, (i) procure for the Indemnified Persons and Indemnified Persons’ Sublicensed Customers and Managed Services Customers the right to continue to use such Indemnifying Party’s Products, Documentation, Marketing Materials, or Services (or component thereof) to the full extent contemplated by this Agreement; or (ii) modify or replace the materials that infringe or are alleged to infringe to make the Indemnifying Party’s Products, the Documentation, Marketing Materials, or the Services, and all of their respective components, non-infringing while providing fully equivalent features and functionality (all of which will be subject to this Agreement).

(b) If, in Indemnifying Party’s discretion, none of the options set forth in Section 19.2(a) are available, then either Party will have the right to terminate this Agreement with respect to the applicable Products or Services immediately.

(c) The remedies set forth in this Section 19.2 are in addition to, and not in lieu of, all other remedies that may be available to the Indemnified Persons under this Agreement or otherwise, including the Indemnified Persons’ right to indemnification pursuant to Section 19.1.

19.3 Exclusions from Indemnification. Notwithstanding Sections 19.1 and 19.2 above, the Indemnifying Party will have no obligation or liability under this Section 19 for any Claim or action regarding any Claim resulting from any of the following: (a) modifications to the Indemnifying Party’s Products made pursuant to the Indemnified Persons’ designs, specifications, or instructions; (b) modifications to the Indemnifying Party’s Products by anyone other than the Indemnifying Party other than modifications authorized in writing by the Indemnifying Party; (c) the combination, operation, or use of Indemnifying Party’s Products with other products, processes, or materials if the Indemnifying Party’s Products themselves do not infringe; (d) Indemnified Persons’ or its

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Sublicensed Customers’ or Managed Services Customers’ continued engagement in allegedly infringing activities after receipt of notice from the Indemnifying Party of a Claim and after being provided with modifications that would have avoided the alleged infringement; or (e) any use of the Indemnifying Party’s Products that is not in compliance with the Documentation, EULA or the terms of this Agreement.

19.4 Indemnification Procedure.

(a) A Person seeking defense and indemnification under this Section 19.4 (the “Indemnified Person”) will promptly notify the Party from whom defense and indemnification is being sought (the “Indemnifying Party”) in writing, describing the circumstances, in reasonable detail, for which it seek defense and indemnification.

(b) Upon notice of a Claim, the Indemnifying Party will immediately assume the investigation and defense of such Claim, and, in connection therewith, will employ counsel of national reputation of its own choosing at its sole cost and expense. At the Indemnifying Party’s request and expense, the Indemnified Person will provide reasonable cooperation in connection with the investigation and defense of such Claim; provided, however, that the Indemnified Person will not be required to disclose any confidential information which it does not have the right to disclose or to waive any privilege. The Indemnified Person may also participate in and observe (but not control) the investigation and defense of such Claim, at its own cost and expense and with counsel of its choosing.

(c) If the Indemnifying Party fails to defend a Claim hereunder within a reasonable amount of time after receiving notice thereof, the Indemnified Person will have the right, but not the obligation, and without waiving any of its other rights hereunder, to undertake the defense of and to compromise or settle such Claim, on behalf of and at the risk and expense of the Indemnifying Party.

(d) The Indemnifying Party will not settle any Claim in a manner that adversely affects the rights or assets, or restrains or interferes with the business or operations of, the Indemnified Person or its Affiliates, or which involves an admission of liability of behalf of the Indemnified Person or its Affiliates, or imposes any obligation upon the Indemnified Person that the Indemnifying Party does not discharge, in each case without the Indemnified Person’s prior written consent.

(e) An Indemnified Person’s failure to perform any obligations under this Section 19.4 will not diminish an Indemnifying Party’s obligations hereunder, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of such failure.

20. Limitation of Liability.

20.1 Limitation of Liability. EXCEPT AS OTHERWISE SET FORTH IN SECTION 20.3, IN NO EVENT WILL A PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED THE GREATER OF: (i) [***] AND (ii) [***] DOLLARS ($[***]).

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20.2 EXCLUSION OF CONSEQUENTIAL DAMAGES. EXCEPT AS OTHERWISE SET FORTH IN SECTION 20.3, IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY LOST PROFITS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE POTENTIAL FOR SUCH DAMAGES, OR WHETHER SUCH DAMAGES WERE REASONABLY FORESEEABLE, OR WHETHER ANY CLAIM FOR RECOVERY IS BASED ON THEORIES OF CONTRACT, TORT, OR OTHERWISE.

20.3 Exceptions. The exclusions in Section 20.1 and 20.2 will not apply to [***].

20.4 Essential Basis. THE DISCLAIMERS, EXCLUSIONS, AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES AND, ABSENT ANY OF SUCH DISCLAIMERS, EXCLUSIONS, OR LIMITATIONS OF LIABILITY, THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE ECONOMIC TERMS, WOULD BE SUBSTANTIALLY DIFFERENT. THE DISCLAIMERS, EXCLUSIONS, AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT WILL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

21. Term.

21.1 Term. The initial term of this Agreement commences on the Effective Date and will continue in effect until five (5) year(s) from such date unless terminated earlier pursuant to Section 22. Termination of the Agreement will not have the effect of terminating any Customer Agreement or Managed Services Agreement, and each Party will continue to honor commitments made under any applicable Customer Agreement or Managed Services Agreement for the remaining term of such Customer Agreement or Managed Services Agreement. To the extent the term of any existing Customer Agreement or Managed Services Agreement will expire on or before the one (1) year anniversary of the termination date of this Agreement, then each Party will also honor up to three (3) additional annual renewal periods of such Customer Agreement or Managed Services Agreement. Each party will continue to make payments to the other party with respect to each such Customer Agreement or Managed Services Agreement for the full duration of such agreement.

21.2 Renewal. Unless this Agreement is terminated pursuant to Section 22, this Agreement will automatically renew for additional successive one (1) year terms unless and until either Party provides at least (6) six months written notice of non-renewal.

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22. Termination.

22.1 Termination for Cause. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party materially breaches this Agreement and such breach (a) is incapable of cure or (b) being capable of cure, remains uncured thirty (30) days after the breaching Party receives written notice from the non-breaching Party thereof.

22.2 Termination for Insolvency. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party (a) becomes insolvent or admits inability to pay its debts generally as they become due; (b) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law, which is not fully stayed within seven (7) days or is not dismissed or vacated within forty-five (45) days after filing; (c) is dissolved or liquidated or takes any action for such purpose; (d) makes a general assignment for the benefit of creditors; or (e) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any portion of its property or business (and such appointment is not discontinued within sixty (60) days thereafter).

22.3 Termination for Force Majeure. Subject to Section 12.2, either Party may terminate this Agreement, immediately upon written notice to the other Party, if a Force Majeure Event affecting the other Party continues substantially uninterrupted for a period of thirty (30) days or more.

22.4 Termination for Exclusion. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party is debarred, excluded, suspended, or otherwise determined to be ineligible to participate in federal healthcare programs (collectively, “Excluded” or “Exclusion”). Accordingly, the Excluded Party will provide the other Party with prompt written notice if it (a) receives notice of action or threat of action with respect to its Exclusion during the term of this Agreement; or (b) becomes Excluded.

22.5 Termination for Change of Control. Each Party will give the other Party fourteen (14) days prior written notice before consummating a Change of Control to a Competing Provider or its Affiliate (such Change of Control, a “Competitive Change of Control”). The other Party may terminate this Agreement, immediately upon written notice to the first Party, in the event of a Competitive Change of Control.

22.6 Effect of Termination.

(a) The termination of this Agreement will not have the effect of terminating any Customer Agreement or Managed Services Agreement (or the licenses to the Products distributed thereunder) entered into prior to the effective date of termination of this Agreement. Each Party will continue to honor commitments made under the terms and conditions of each such Customer Agreement or Managed Services Agreement for up to three (3) years after the effective date of

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termination of the Agreement, and will continue to provide Services to Sublicensed Customers (or to NantHealth, in the case of a Managed Services Offering) for such three (3) year period. Each Party will continue to make payments to the other Party with respect to each Customer Agreement or Managed Services Agreement still in effect in accordance with this Agreement.

(b) Upon termination of this Agreement, except in connection with the rights and obligations set forth in this Section 22.6, each Party will immediately (i) cease all use of the other Party’s Marks and all marketing and sales-related efforts with respect to the other Party’s Products and the Services; (ii) discontinue all representations or statements from which it might be inferred that any relationship exists between the Parties; (iii) cease to solicit or procure orders for the other Party’s Products or the Services; and (iv) return all copies of the other Party’s Documentation, and related materials and copies thereof, to the other Party; provided, however, that each Party may retain a reasonable number of copies of the other Party’s Documentation and related materials in order to fulfill its obligations under this Agreement and applicable Customer Agreements or Managed Services Agreements.

(c) Upon termination of this Agreement, each Party will (i) provide reasonable cooperation and assistance to the other Party, at the other Party’s written request and to the extent necessary to fulfill any continuing obligations under this Agreement, in transitioning the terminated Support Services to an alternative service provider; and (ii) refund to the other Party any prepaid amounts for such Products and the Services that will no longer be made available by such Party.

(d) Upon termination of this Agreement (i) neither Party will continue to use any Data of the other Party or its Sublicensed Customers’ or Managed Services Customers’ Data, (ii) each Party will provide the other Party and its Sublicensed Customers with a copy of any of its respective Data or PHI that is in such Party’s possession or control, and such Party will immediately delete and otherwise remove or destroy all other copies of any the other Party’s or its Sublicensed Customers’ or Managed Services Customers’ Data or PHI that is in such Party’s possession or control.

23. Intentionally Omitted.

24. Survival. The provisions of Sections 15 (Expenses; Taxes), 16 (Confidentiality), 19 (Indemnification), 20 (Limitation of Liability), 22.6 (Effect of Termination), this Section 24 (Survival), and 25 (Miscellaneou) will survive and continue after termination of this Agreement indefinitely. The provisions of Sections 2.3 (Customer Agreements and EULAs), 3 (Services), 4.1-4.3 (Deal Completion; Fulfilment), 7 (Training), 9 (Support and Maintenance), 10 (Updates), 13 (Regulatory Matters), 14 (Payment terms; Reporting; Audits), and 18 (Representations and Warranties) will survive and continue after termination of this Agreement for the full duration of any Customer Agreement or Managed Services Agreement, but in each case solely with respect to any such continuing Customer Agreement or Manager Services Agreement. In addition, the rights and obligations of any Party which, by their nature, extend beyond the termination of this Agreement will continue in full force and effect notwithstanding the termination of this Agreement.

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25. Miscellaneous.

25.1 Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties. Neither Party will have authority to contract for or bind the other Party in any manner whatsoever, except as expressly set forth in this Agreement.

25.2 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder will be in writing and addressed to a Party at the address set forth under such Party’s name on the signature page hereto (or as otherwise specified by a Party in a notice given in accordance with this Section 25.2. Notices sent in accordance with this Section 25.2 will be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

25.3 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Sections and Exhibits refer to the sections of, and exhibits attached to, this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing an instrument to be drafted. The Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

25.4 Assignment. Neither Party may assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily or involuntarily, without the other Party’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed; provided, however, that either Party may assign this Agreement to an Affiliate or in connection with the sale of all or substantially all of the assets to which this Agreement relates. Any assignment, delegation, or other transfer without such prior written consent will be null and void. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

25.5 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties, their respective permitted successors and assigns, and the Persons indemnified in Section 19, and nothing herein, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

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25.6 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

25.7 Severability. If any provision of this Agreement or the application thereof to any Party or circumstances is declared void, illegal, or unenforceable, then the remainder of this Agreement will be valid and enforceable to the extent permitted by applicable Law.

25.8 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed wholly within that State without regard to its conflicts of laws provisions (other than Section 5-1401 of the New York General Obligations Law).

25.9 Dispute Resolution.

(a) Except as expressly permitted in Section 25.9(f), neither Party will initiate an arbitration of any dispute hereunder unless (i) such Party has provided the other Party with written notice of that dispute with reasonable specificity and attempted in good faith to resolve that dispute through negotiations; (ii) despite such efforts, the dispute remains unresolved thirty (30) or more days after receipt of that notice; and (iii) such initiation is in accordance with this Section 25.9.

(b) Subject to the foregoing, any dispute arising out of, relating to, or in connection with this Agreement which cannot be settled amicably will be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution (CPR) Rules for Non-Administered Arbitration by a panel of three arbitrators, of which each Party will designate one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4 thereof. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. sec. 1 et seq. Arbitration awards will be final and binding upon the Parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of the arbitration will be New York, New York. All aspects of the arbitration and any award will be confidential (subject to the exceptions set forth in Sections 16.2-16.3).

(c) The arbitrators will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute; provided, however, that the arbitrators will have no power or authority to award damages that would be inconsistent with Section 20 of this Agreement.

(d) In any arbitration under this Section 25.9, the arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing each Party to such dispute an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the other Party about the subject matter of the dispute. The arbitrators

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will rule upon motions to compel or limit discovery and will have the authority to impose sanctions for discovery abuses, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

(e) Each Party will pay its own costs and expenses (including counsel fees) of any arbitration; provided, however, that the Parties will equally share the fees and expenses of the arbitrators; provided, further, that in the event any action, suit, arbitration, or other proceeding is instituted or commenced by either Party against the other Party arising hereunder, the prevailing Party will be entitled to recover its reasonable attorneys’ fees, court costs, and costs of arbitration from the non-prevailing Party (it being agreed that the arbitrators and/or judge may eliminate or reduce such recovery on the grounds that it is unreasonable or disproportionate to the harm suffered).

25.10 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

25.11 Equitable Relief. Notwithstanding anything else in this Agreement to the contrary, each Party acknowledges that a breach by a Party of this Agreement may cause the non-breaching Party immediate and irreparable harm, for which an award of damages may not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief, including in the form of orders for preliminary or permanent injunction, specific performance, interim or conservatory relief, and any other relief that may be available for any court, and the Parties hereby waive any requirement for the securing or posting of any bond in connection with such relief. Such remedies will not be deemed to be exclusive but will be in addition to all other remedies available under this Agreement, at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

25.12 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25.13 Entire Agreement. This Agreement, together with all Exhibits and the BAA, constitutes the sole and entire agreement between the Parties solely with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter (including the Original Agreement which is hereby superseded and terminated).

[Signature Page Follows]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Allscripts Healthcare, LLC		Nant Health, LLC

By:	/s/ Richard Poulton	By:	/s/ Robert Watson

Name:	Richard Poulton	Name:	Robert Watson

Title:	CFO	Title:	President

Address for Notices:		Address for Notices:

222 Merchandise Mart Plaza		9920 Jefferson Blvd.
Suite 2024		Culver City, CA 90232
Chicago, IL 60654		Attention: President
Attention: SVP, Corporate Development and Strategy

With a copy (which will not constitute notice) to:		With a copy (which will not constitute notice) to:

222 Merchandise Mart Plaza Suite 2024 Chicago, IL 60654 Attention: General Counsel		9920 Jefferson Blvd. Culver City, CA 90232 Attention: General Counsel

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FORM OF PRODUCT SCHEDULE

PRODUCT SCHEDULE

Schedule Number: [    ]

Date:

[Allscripts/NantHealth] Product(s)
Pricing
Territory
NantHealth Competing Provider
Preferred Partner Status
Data Rights
Support Services
Service Levels
Applicable regulatory requirements and approvals.
Required EULA Terms	See Annex 1 to this Product Schedule [ ]
Harmful Code Controlled Technology
Trademarks
Special Terms/Other

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have executed this Schedule 1 as of the date first written above.

Allscripts Healthcare, LLC	Nant Health, LLC

By:	By:

Name:	Name:

Title:	Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ANNEX 1 TO PRODUCT SCHEDULE

EULA